CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Annual Report on Form 11-K of our report dated June 28, 2004 on our audit of the financial statements and financial statement schedule of the Oppenheimer & Co. Inc. 401(k) Plan for the Plan year ended December 31, 2003.

PricewaterhouseCoopers LLP

New York, New York

June 28, 2004